UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2023

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor, Boston, MA	02108
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 12, 2023, upon the approval of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Allarity Therapeutics, Inc. (the “Company”), the Company entered into a new separate employment agreement with James G. Cullem, our chief executive officer (the “Cullem Employment Agreement”), and Joan Brown, our chief financial officer (the “Brown Employment Agreement” and together with Cullem Employment Agreement, the “New Employment Agreements”) in connection with the additional executive officer positions that they were appointed to in June 2022.

The effectiveness of the New Employment Agreements are contingent upon the Company securing a new capital raise of at least seven million dollars by or before February 15, 2023, unless the capital raise requires audited financial statements for the year ending December 31, 2022, then on or before April 30,2023 (a “New Financing”). In the event the New Financing does not occur, Mr. Cullum’s prior employment contract as Chief Business Officer of the Company and Ms. Brown’s employment contract as director of financial reporting of the Company will continue to remain in full force and effect. In the event the New Financing occurs, subject to the survival of any terms as reflected in the Employment agreement, the prior employment agreements will be superseded by the New Employment Agreements.

Under their respective New Employment Agreements, Mr. Cullem and Ms. Brown will, among other things, be (i) entitled to participate in all of the Company’s employee benefit plans and programs as generally maintained and made available to its executive officers by the Company; (ii) eligible for grants of equity compensation as determined at the sole discretion of the Compensation Committee; (iii) entitled to certain severance and change of control benefits contingent upon such employee’s agreement to a general release of claims in favor of the Company following termination of employment; and (iv) entitled to reimbursement of expenses in the course and scope of authorized Company business. In addition, each respective employment agreement includes customary confidentiality and assignment of intellectual property obligations.

Cullem Employment Agreement

The Cullem Employment Agreement provides for an annual base salary of $425,000.00 (as of January 1, 2023), which, upon agreement by Mr. Cullem and the Board, Mr. Cullem may elect to receive up to thirty thousand dollars ($30,000.00) of such base salary in restricted stock grants in the Company. Any such restricted stock grants will be made quarterly, at the start of each calendar quarter, at the stock fair market value (“FMV”) on the 1st day of each calendar quarter. In addition, commencing with the calendar year 2023, Mr. Cullem will be eligible to receive an annual bonus representing up to 50% of Mr. Cullem’s base salary based on the achievement of individual and corporate performance targets, metrics and/or management-by-objectives to be determined and approved by the Company. The Board has the discretion to pay such annual bonus in restricted stock grants in lieu of cash, depending on the financial circumstances of the Company, at the FMV on the date of grant no later than March 1st of the grant year.

In addition, subject to and concurrently with the closing of a New Financing, the Company agreed to grant Mr. Cullem the following stock options, which will have an exercise price equal to the FMV of the Company’s shares on the grant date and a term of ten (10) years, and be subject to the vesting schedule provided below:

●	Stock options in the amount of three and one-half percent (3.5%) of the Company’s issued and outstanding shares of common stock immediately after such closing; provided, however, that such amount will not exceed fifty percent (50%) of the options available to be granted under the Company’s 2021 Equity Incentive Plan (the “Grant Limitation”). In addition, such grant will be subject to any shareholder approval required by law, regulation or applicable listing rule (the “Requisite Approval”), and will vest ratably over a forty-eight (48) month period commencing July 1, 2022.

●	Stock options for an additional two percent (2.0%) of the Company’s issued and outstanding shares of common stock immediately after the closing of such New Financing; provided however, that such grant will not exceed the Grant Limitation and such grant will be subject to any Requisite Approval. Such option grant will provide for one hundred percent (100%) vesting upon the completion of a Phase 2 clinical trial involving the Company’s drug candidates, Stenoparib or Dovitinib, in combination with another drug or therapeutic candidate in ovarian cancer, renal cell carcinoma, or other indication or therapy determined by the Company’s Board.

In the event the stock options exceed the Grant Limitation, the Company agreed to seek shareholder approval at its next annual meeting to increase the number of options available under the Company’s 2021 Equity Incentive Plan in order to have sufficient options to cover the grants. In consideration of the grant of new options described above, upon grant of such options, all prior vested and unvested options previously granted to Mr. Cullem (under any prior employment agreement with the Company) will be deemed waived and forfeited by Mr. Cullem and null and void. In the event new stock options are not granted to Mr. Cullem under the Cullem Employment Agreement, all options (vested and unvested) previously granted under prior employment agreements with Company will remain in full force and effect.

The Cullem Employment Agreement can be terminated, in writing with thirty (30) days’ prior written notice, by the Company for or without Cause (as such term is defined in the Cullem Employment Agreement) and Mr. Cullem can resign with or without Good Reason (as such term is defined in the Cullem Employment Agreement). If Mr. Cullem is terminated without Cause or resigns with Good Reason, or is terminated by the Company as a result of a Change-of-Control (as such term in defined in the Cullem Employment Agreement), the Company agreed to provide Mr. Cullem with severance pay in an amount equal to twelve (12) months’ pay at Mr. Cullem’s final base salary rate, payable in the form of salary continuation. Such severance payments are conditioned upon Mr. Cullem’s execution and non-revocation of a general release of claims.

Brown Employment Agreement

The Brown Employment Agreement provides for an annual base salary of $250,000.00 (as of January 1, 2023). In addition, commencing with calendar year 2023, Mr. Brown will be eligible to receive an annual bonus representing up to 40% of Mr. Brown’s base salary based on the achievement of individual and corporate performance targets, metrics and/or management-by-objectives to be determined and approved by the Company. The Board has the discretion to pay such annual bonus in restricted stock grants in lieu of cash, depending on the financial circumstances of the Company, at the stock FMV on the date of grant no later than March 1st of the grant year.

In addition, concurrently with the closing of a New Financing, the Company agreed to grant Ms. Brown stock options in the amount of three quarters of one percent (0.75%) of the Company’s issued and outstanding shares of common stock immediately after the closing, which grant will be subject to any Requisite Approval and granted pursuant to the 2021 Equity Incentive Plan. The exercise price will be the FMV of Company’s shares on the date of grant. The stock options will vest ratably over a forty-eight (48) month period commencing July 1, 2022, and have a term of ten (10) years.

The Brown Employment Agreement can be terminated, in writing with thirty (30) days’ prior written notice, by the Company for or without Cause (as such term is defined in the Brown Employment Agreement) and Ms. Brown can resign with or without Good Reason (as such term is defined in the Brown Employment Agreement). If Ms. Brown is terminated without Cause or resigns with Good Reason or is terminated by the Company as a result of Change-of-Control (as defined in the Brown Employment Agreement), the Company agreed to provide Ms. Brown with severance pay in an amount equal to five (5) months’ pay at Ms. Brown’s final base salary rate, payable in the form of salary continuation. Such severance payments are conditioned upon Ms. Brown’s execution and non-revocation of a general release of claims.

The information contained in this Item 1.01 regarding the Cullem Employment Agreement and Brown Employment Agreement are qualified in its entirety by a copy of such agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2 respectively and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the compensation and material terms of the Cullem Employment Agreement and the Brown Employment Agreement are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
10.1	Employment Agreement with James G. Cullem dated January 12, 2023
10.2	Employment Agreement with Joan Brown dated January 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ James G. Cullem
James G. Cullem Chief Executive Officer

Dated: January 19, 2023

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